SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials

Novellus Systems, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95131

     April 9, 2002

To the Shareholders of Novellus Systems, Inc.

     You are cordially invited to attend the Annual Meeting of Shareholders of Novellus Systems, Inc. (the “Company”) on May 17, 2002 at 8:00 a.m., California time. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

     A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) over the internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Richard S. Hill Chairman of the Board and Chief Executive Officer

NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2002

TO THE SHAREHOLDERS OF NOVELLUS SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Novellus Systems, Inc. (the “Company”) will be held on May 17, 2002 at 8:00 a.m., California time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

1.	To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2.	To ratify and approve an amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares from 3,900,000 shares to 4,900,000 shares.

3.	To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

     The Board of Directors has fixed the close of business on March 19, 2002 as the Record Date for determining the shareholders entitled to notice of and to vote at the 2002 Annual Meeting and any adjournment or postponement thereof.

FOR THE BOARD OF DIRECTORS, Robin S. Yim Secretary

San Jose, California April 9, 2002

YOUR VOTE IS IMPORTANT

To ensure your representation at the meeting, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) over the internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card promptly in the accompanying envelope. If you attend the meeting, you may vote in person even if you returned a proxy.

NOVELLUS SYSTEMS, INC.
4000 North First Street
San Jose, California 95134

PROXY STATEMENT

Annual Meeting of Shareholders
May 17, 2002

General Information

     The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on May 17, 2002 at 8:00 a.m., California time (the “Annual Meeting”), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company’s principal executive offices, 4000 North First Street, San Jose, California 95134.

     This Proxy Statement and the form of proxy are first being mailed to shareholders on or about April 9, 2002.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of Robin S. Yim, Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Record Date, Share Ownership and Quorum

     Shareholders of record at the close of business on March 19, 2002 are entitled to vote at the Annual Meeting. At the record date, 145,060,911 shares of the Company’s Common Stock, no par value (the “Common Stock”), were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

     Each share outstanding on the record date is entitled to one (1) vote. Under the Company’s cumulative voting provisions, each shareholder may cast his/her votes for a single nominee for director, or distribute among up to seven nominees a number of votes equal to seven multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the meeting, at least one shareholder has given notice of his/her intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

     If you are not planning on attending the Annual Meeting and voting your shares in person, your shares of Common Stock cannot be voted until either a signed proxy card is returned to the Company or voting instructions are submitted by using the internet or by calling a specifically designated telephone number. Any shareholder may change their vote prior to the Annual Meeting by revoking their proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the internet, or (iii) calling the specifically designated telephone number. The internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for shareholders of record who wish to use the internet or telephone voting procedures are set forth on the enclosed proxy card.

     The cost of managing the proxy process will be borne by the Company. The Company has retained the services of Morrow & Co., Inc. (“Morrow”) to assist in the solicitation of proxies for a fee to not exceed $8,500 plus any customary out-of-pocket expenses and service fees. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, fax or telegram.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of Morrow. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR approval of the other proposals in the enclosed proxy statement and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the particular item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but as not voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Deadline for Receipt of Shareholder Proposals

     Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company’s 2003 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between January 24, 2003 and February 23, 2003. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2003 Annual Meeting of Shareholders must be received by the Company not later than December 10, 2002 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The authorized number of directors is currently set at eight, as set by the Board of Directors (the “Board” or “Board of Directors”) pursuant to the Bylaws of the Company. Dr. Long, a current member of the Board, will not be standing for re-election this year. Accordingly, seven directors will be elected by the shareholders at the Annual Meeting. The Board has amended the Bylaws of the Company, effective at the Annual meeting, to reduce the authorized number of directors to seven. The seven nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the seven nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders shall vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

The Board of Directors recommends a vote FOR the nominees listed below.

Name of Nomine	Age	Principal Occupation	Director Since
Richard S. Hill	50	Chairman of the Board and Chief Executive	1993
		Officer of the Company

D. James Guzy	66	Chairman of SRC Computer Corporation, a	1990
		computer hardware development company, and
		PLX Technology, Inc., a semiconductor company

J. David Litster	63	Vice President for Research at the Massachusetts	1998
		Institute of Technology

Glen Possley	61	Managing General Partner at Glen-Ore Associates,	1991
		a consulting enterprise focused on the
		semiconductor business

Robert H. Smith	65	Executive Vice President, Administration of the	1995
		Company

William R. Spivey	55	Retired President and Chief Executive Officer of	1998
		Luminent, Inc.

Delbert A. Whitaker	58	Retired Senior Vice President, Texas Instruments, Inc.	2002

     The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. The Company’s Bylaws provide that no person may be elected or run for reelection to the Board of Directors after having attained the age of 68 years. However, if the person was a director prior to March 16, 2001, they may not be elected or run for reelection to the Board of Directors after attaining the age of 70 years. There is no family relationship between any director and any other director or executive officer of the Company.

     Mr. Hill has been the Chief Executive Officer and member of the Board of Directors of the Company since December 1993. In May 1996, he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held positions such as President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola and Hughes Aircraft Company. Mr. Hill is also a member of the Board of Directors of LTX Corp. and the University of Illinois Foundation.

     Mr. Guzy joined the Board of Directors in January 1990. Presently Mr. Guzy is the Chairman of both SRC Computer Corporation and PLX Technology, Inc. Since 1969, he has also served as the President of the Arbor Company, a limited partnership engaged in the electronics and computer industries. Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Micro Component Technology, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund.

     Dr. Litster joined the Board of Directors in February 1998. Dr. Litster is Vice President for Research at the Massachusetts Institute of Technology (“MIT”). He was the director of the MIT Center for Materials Science and Engineering from 1983 through 1988 and director of the Francis Bitter National Magnet Laboratory at MIT from 1988 through 1992. Dr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993, Dr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Dr. Litster holds a Bachelor’s degree in Engineering from McMaster University in Hamilton Ontario, Canada, and a Ph.D. in Physics from MIT.

     Dr. Possley joined the Board of Directors in July 1991. He is currently a managing general partner at Glen-Ore Associates. From October 1997 through December 1999, Dr. Possley was an associate consultant at N-Able Group. From March 1994 to September 1997, Dr. Possley was President of SubMicron Technology, PCL., a semiconductor wafer manufacturing company. From April 1992 to May 1994, he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk Inc., a manufacturer of solid state memory systems. From January 1986 to December 1990, Dr. Possley was Senior Vice President of Manufacturing for Philips Semiconductor, Inc., a semiconductor company. Prior to joining Philips, he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held management and engineering positions with Motorola, Inc., Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Company. Dr. Possley is also a director of Catalyst Semiconductor, Inc.

     Mr. Smith joined the Board of Directors in May 1995. In October 1996, Mr. Smith accepted the position of Executive Vice President, Finance & Administration and Chief Financial Officer for Novellus. In January 2002, Mr. Smith accepted the position of Executive Vice President of Administration in the Office of the CEO for Novellus. In 1994, prior to joining Novellus, Mr. Smith held the position of Chairman of the Board of Directors for Micro Component Technology, Inc., a semiconductor test equipment manufacturer. From 1986 through 1990, Mr. Smith served as the President of Maxwell Graphics, Inc., a printing company. From 1982 through 1986, Mr. Smith held Chief Financial Officer positions with Maxwell Communications of North America Corporation and R.R. Donnelley and Sons, both printing companies. Prior years include executive positions with Honeywell, Inc., Memorex Corporation, and Control Data Corporation. Mr. Smith is currently a member of the Board of Directors for Cirrus Logic, Inc., and past Board member of Frame Technology.

     Dr. Spivey joined the Board of Directors in May 1998. From 2000 to 2001 he was the President, Chief Executive Officer and a Director of Luminent, Inc. From 1997 to 2000, he was the Group President, Network Products Group of Lucent Technologies. From 1994 to 1997, he was Vice President of the Systems and Components Group of AT&T.From 1991 to 1994, he was the President of Tektronix Development Company and Group President at Tektronix, Inc. Previously, Dr. Spivey held various managerial positions at Honeywell, Inc. and General Electric Corporation. Dr. Spivey also serves on the Board of Directors of Cascade Microtech, Inc., Raytheon Company and Lyondell Chemical Company.

     Mr. Whitaker joined the Board of Directors in March 2002. From 1968 to 2000, Mr. Whitaker was employed by Texas Instruments, Inc., a semiconductor company, where he held positions such as Senior Vice President of Worldwide Analog and Standard Logic, Vice President of US Semiconductor Business, and various management positions in product departments, marketing and sales. Prior to joining Texas Instruments, Mr. Whitaker held an engineering position at General Electric. Mr. Whitaker holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University and is a member of the Engineering Advisory Board of Texas A&M University.

Board Meetings and Committees

     The Board of Directors of the Company held three (3) meetings during 2001. During the last year, no incumbent director attended fewer than seventy-five percent (75%) of the meetings of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee and a Stock Option and Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to recommend nominations, the Board will consider shareholder recommendations. Such recommendations should be addressed to Robin S. Yim, the Company’s Secretary, at the Company’s principal executive offices.

     Audit Committee. During 2001, Mr. Guzy, Dr. Spivey and Dr. Long, who is not standing for reelection this year, served on the Audit Committee. The Audit Committee held four (4) meetings during 2001. The primary function of the Audit Committee is to assist the Board of Directors in overseeing management’s conduct of the Company’s (1) financial reporting process, including the financial reports and other financial information provided to the public; (2) systems of internal controls; and (3) annual independent audit of the Company’s financial statements. See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.” The Board adopted and approved a charter for the Audit Committee in April 2000. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     Stock Option and Compensation Committee. During 2001, Mr. Guzy and Drs. Possley, Litster, Spivey and Long, who is not standing for reelection this year, served on the Stock Option and Compensation Committee. The Stock Option and Compensation Committee held one (1) meeting during 2001. The Stock Option and Compensation Committee administers the issuance of stock and the granting of options to purchase stock of the Company pursuant to the Company’s stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, it reviews and approves the Company’s executive compensation policy.

Director Compensation

     In March 2001, the Board established that for directors who were not employees of the Company (“Outside Directors”) the quarterly retainer would be $7,500, the fee for each meeting of the Board of Directors would be $1,500 and the fee for attendance at each committee meeting which was not held on the same day as a Board meeting would be $500. For fiscal year 2001 only, Outside Directors voluntarily reduced the retainer and fees by 25%. Pursuant to said reduction Outside Directors received, for fiscal year 2001, a $5,625 quarterly retainer, a $1,125 fee for attendance at each Board meeting and a $375 fee for attendance at each committee meeting which was not held on the same day as a Board meeting.

     Currently, Outside Directors are automatically granted an option to purchase 10,000 shares of Common Stock of the Company on the day immediately following the date of each annual meeting of shareholders of the Company. The exercise price per share of such options will equal 100% of the fair market value of the Common Stock on the date of the grant of the option. Options granted have a maximum term of five years and are immediately exercisable. Pursuant to this policy regarding the granting of stock options to Outside Directors, Mr. Guzy and Drs. Long, Possley, Litster and Spivey were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $48.18 per share on May 14, 2001.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

     The Company’s shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company’s Amended and Restated 1992 Employee Stock Purchase Plan (the “Purchase Plan”). Ratification and approval of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     Subject to shareholder approval, the Board of Directors of the Company amended the Purchase Plan in March 2002, to increase the number of shares reserved for issuance under the Purchase Plan by 1,000,000 shares from 3,900,000 shares to 4,900,000 shares.

     The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company’s continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of an increase in the available shares, no additional shares will be available for purchase under the Purchase Plan, except to the extent that shares are not purchased during the current offering period due to the withdrawal of a plan participant.

     Amended Plan Benefits. As of the date of this Proxy Statement no executive officer or employee of the Company has been granted any rights to purchase stock pursuant to the Purchase Plan subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Purchase Plan amendment by the Company’s executive officers and employees are not determinable at this time.

The Board of Directors recommends a vote FOR the ratification and approval of the amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan.

General Description of the Purchase Plan

     The following summary of the Purchase Plan, including the proposed amendment, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

     In May 1992 the Board of Directors adopted, and the shareholders approved, the Purchase Plan. The purpose of the Purchase Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. In January 1995 the Board of Directors adopted, and in May 1995 the shareholders ratified, an amendment to the Purchase Plan to increase the number of shares available for issuance under the Purchase Plan from 150,000 to 250,000 shares. In March 1996, the Board of Directors approved, and in May 1996 the shareholders ratified, an amendment to the Purchase Plan to increase the number of shares available for issuance thereunder from 250,000 shares to 290,000 shares. In April 1997, the Board of Directors approved, and in May 1997 the shareholders ratified, an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 290,000 shares to 350,000 shares. In September 1997, the Company declared a Stock Split, thus increasing the number of shares reserved for issuance under the Purchase Plan to 700,000 shares. In March 1998, the Board of Directors approved, and in May 1998 the shareholders ratified, an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 700,000 shares to 950,000 shares. In February 1999, the Board of Directors approved, and in May 1999 the shareholders ratified, an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 950,000 shares to 1,300,000 shares. In December 1999, the Company declared a Stock Split, thus increasing the number of shares reserved for issuance under the Purchase Plan to 3,900,000 shares. In March 2002, subject to shareholder approval, the Board of Directors approved an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder by 1,000,000 shares from 3,900,000 shares to 4,900,000 shares. As of March 19, 2002, 3,450,243 shares of Common Stock had been sold pursuant to the Purchase Plan at a weighted average price of $11.50 per share, with 449,757 shares available for future issuance under the Purchase Plan.

     Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering.

     The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

     The Purchase Plan is implemented by one offering during each six-month period of the Purchase Plan. The Board of Directors may alter the duration of the offering periods without shareholder approval.

     The price per share at which shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period and (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date.

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant’s eligible compensation, which is defined in the Purchase Plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation or (ii) $5,000 for each offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless terminated sooner as provided in the Purchase Plan.

     The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions to be accumulated during the offering period (not to exceed an amount equal to 15% of the participant’s actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period. Unless a participant withdraws from the Purchase Plan, such participant’s option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

     Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), and (ii) no employee shall be permitted to subscribe for shares which would permit the employee to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     A participant’s interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant’s interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

     In the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

     No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions in excess of 15% of the participant’s compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the Purchase Plan.

Certain Federal Tax Consequences

     The following summarizes the federal income tax consequences of participation under the Purchase Plan and certain tax effects to the Company based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-income tax or foreign, state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Any participant in the Purchase Plan is strongly urged to consult with their tax advisor about their participation in the Purchase Plan.

     The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Amounts deducted from a participant’s pay under the Purchase Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

     Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant’s holding period. If the shares have been held by the participant for more than two years after the date of option grant and for more than one year from the purchase date of the shares, the lesser of (i) 15% of the fair market value of the shares on the date the option was granted or (ii) the difference between the fair market value of the shares on the date of the disposition of the shares and the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain will be treated as a long-term capital gain. If the shares are disposed of before the expiration of the 2-year and 1-year holding periods described above, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income. This amount of ordinary income will be added to a participant’s basis in the shares and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     There currently is no income tax withholding required upon the purchase or disposition of the shares by a participant. However, in the future a participant may be subject to employment tax withholding (e.g., Social Security) at the time of purchase. The United States Internal Revenue Service recently issued proposed regulations which, if adopted, would subject a participant to withholding for Social Security, Medicare and other payroll taxes (not including income tax) at the time of purchase based upon the difference between the fair market value of the shares on the date of purchase and the purchase price of the shares. These proposed regulations, if adopted, would be effective only for purchases made under the Purchase Plan on or after January 1, 2003.

     The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase (subject to the requirements of reasonableness). The Company is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to the Company. In the future, the Company may be required to withhold (from a participant’s salary) the amount due as taxes on such ordinary income.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 2002 and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 2002. Ratification and approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Ernst & Young LLP has audited the Company’s financial statements since the year ended December 31, 1986.

     Audit Fees: Aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for 2001 and for the review of the Company’s Form 10-K and Forms 10-Q for 2001 were $498,000.

     All Other Fees: Aggregate fees billed by Ernst & Young for all other professional services (other than Audit Fees) for 2001 were $2,944,000.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditors for 2002.

OTHER INFORMATION

Executive Officers

In addition to Messrs. Hill and Smith the other executive officers of the Company as of March 19, 2002, were as follows:

Name	Age	Position
Jeffrey Benzing	45	Executive Vice President, Deposition Business Group

John Chenault	53	Executive Vice President, Worldwide Sales and
		Service Operations

Peter Hanley	62	President

Kevin Jennings	37	Vice President, Corporate Marketing

Asuri Raghavan	49	Executive Vice President, Surface Integrity Group

Kevin Royal	37	Vice President and Chief Financial Officer

Craig Stevens	41	Vice President, Engineering and Product
		Development

Wilbert van den Hoek	45	Executive Vice President, Integration and Advanced
		Development and Chief Technical Officer

David Williams	51	Vice President, Manufacturing

     Mr. Benzing joined the Company in November 1988 as Director of Special Projects. From July 1992 through June 1999, he served as the Company’s Vice President in charge of Product Development and from July 1999 through December 2001 as Executive Vice President, Systems Development, Engineering and Manufacturing Operations. Since January 2002 he has held the position of Executive Vice President of the Deposition Business Group. From 1984 to 1988 he was co-founder and Vice President of Engineering of Benzing Technologies. From 1979 to 1984, he held various positions at Hewlett Packard Company.

     Mr. Chenault joined the Company in September 1991 as Vice President, Operations. From April 1993 through April 1996, he served as Vice President, Customer Satisfaction, as the Executive Vice President, Operations from May 1996 to June 1997, and as Executive Vice President, Business Operations until January 2002 when he was named Executive Vice President of Worldwide Sales and Service. From October 1988 to July 1991, he was the Vice President and General Manager of Veeco Instruments, an electronics company. From 1986 to October 1988, Mr. Chenault was Vice President and General Manager for Carroll Touch, a subsidiary of AMP, Inc., an electronics company. Mr. Chenault has also held various positions with Texas Instruments, Inc. and Recognition Equipment, Inc.

     Dr. Hanley was appointed President of Novellus in May 2001, joining the newly created Office of the CEO. He came to the company in 1992 as Executive Vice President of Worldwide Sales and Service. Prior to Novellus, Dr. Hanley held various positions as Vice President and General Manager with both Applied Materials and Varian Associates. His work experience extends over 30 years in the high technology industry. Dr. Hanley holds a Bachelor of Science degree in Mechanical Engineering from Northeastern University and a Ph.D. in Applied Physics from Cornell University.

     Mr. Jennings is currently the Vice President of Corporate Marketing. Mr. Jennings rejoined Novellus in 2000, and most recently served as Vice President of Business Development. From 1998 to 2000, he was Vice President of Software Engineering at KLA-Tencor, and from 1990 to 1998, he held various positions at Novellus in the software and controls area. From 1986 to 1990 Mr. Jennings worked in various engineering roles at Applied Materials. Mr. Jennings holds a Bachelor of Science from the DeVry Institute of Technology and a Master’s in Business Administration from Pepperdine University.

     Mr. Royal was promoted to the position of Chief Financial Officer for Novellus in January 2002. Mr. Royal joined Novellus in 1996 where he held various positions in the Finance Department with themost recent being Vice President and Corporate Controller. Prior to joining the company, he worked at Ernst &Young in their Northern California high technology practice for 10 years. Mr. Royal is a Certified Public Accountant in the state of California.

     Mr. Raghavan joined the Company in January 2001, as Executive Vice President of the Surface Integrity Group through the acquisition of GaSonics International where he held the position of Chief Executive Officer, President and Director since April 1998. Mr. Raghavan held various positions at Kulicke and Soffa Industries, Inc. from 1980 to 1985 and from 1987 to 1998 where he most recently served as President of the Equipment Group. From 1985 to 1987 Mr. Raghavan was employed by American Optical Corporation where he held the position of Director of Research and Technology.

     Mr. Stevens is currently the Vice President of Engineering and Product Development, and is responsible for managing the development of the company’s new products. Since joining Novellus in 1995 as Director of Automation, Mr. Stevens has held varying responsibilities, including overseeing the company’s 300 mm systems automation development. As Vice President of New Product Development, he directed the development of Novellus’ VECTOR™ and INOVA® xT products. Before joining Novellus, Stevens held the position of automation manager for flat panel CVD equipment at Applied Materials, and also worked at Watkins-Johnson’s Semiconductor Equipment Group as a section manager. Mr. Stevens holds a Bachelor of Science degree in Mechanical Engineering from California Polytechnical State University and a Masters degree in Mechanical Engineering with a specialization in robotics and automation from Stanford University.

     Drs. van den Hoek joined the Company in May 1990 as Director of Technology of Nippon Novellus Systems. From April 1996 through May 1997, he served as Vice President, HDP-CVD Business Unit. From June 1997 through June 1999, he served as Vice President, Dielectric Business Unit and is currently the Chief Technical Officer and Executive Vice President, Integration and Advanced Development. From 1980 to May 1990, he held a variety of positions at the Philips Research Laboratories in Eindhoven, the Netherlands and Sunnyvale, California. The last position Drs. van den Hoek held at Philips was group manager of the Si Technology Research Group.

     Dr. Williams is currently the Vice President of Manufacturing and is responsible for the manufacturing operations of Novellus’ deposition and surface preparation products. Before joining Novellus in 2001, Dr. Williams served in a number of positions at Agere Systems, most recently as Vice President of Manufacturing for the Orlando Operations. Dr. Williams began his career at AT&T Bell Laboratories in Murray Hill, New Jersey. From 1988 to 1990, he served an assignment to International SEMATECH as manager of the joint development and equipment improvement programs. Dr. Williams holds a Ph.D. in Metallurgical Engineering from The Ohio State University.

Executive Compensation

Summary Compensation Table

     The following table sets forth certain information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “named executive officers”).

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Restricted Stock Award(s) ($)	Options/SARs (#)(2)(3)	All Other Compensation ($)(4)

Richard S. Hill	2001	$692,308			300,100	$ 31,002	(5)(6)
Chairman of the Board	2000	621,923	$2,594,070		300,000	64,564	(5)(6)(7)
and Chief Executive	1999	525,000	757,102	1,533,750	410,250	18,746	(5)(6)(9)
Officer

Robert H. Smith	2001	306,250			100,100	7,155	(5)
Executive Vice President,	2000	301,442	815,790		145,280	4,357
Administration	1999	273,558	214,942		135,000	7,506	(5)

Peter Hanley	2001	345,288			100,100	8,074	(5)
President	2000	310,750	725,111		159,800	7,519	(5)
	1999	295,962	232,152		120,000	8,227	(5)

Asuri Raghavan(11)	2001	309,473	100,000		425,100	128,979	(13)
Executive Vice President	2000
	1999

John Chenault	2001	292,115		348,300	150,100	5,475	(5)
Executive Vice President	2000	299,904	686,352		94,400	4,510	(5)
	1999	229,365	214,051		199,500	1,672	(5)

(1)	Mr. Hill accepted a 20% temporary salary reduction and each of the other executive officers accepted a 15% temporary salary reduction effective August 2001, except the President who, in lieu of the 15% salary reduction, did not take a scheduled pay increase. In September 2001, the President accepted a 5% temporary salary reduction.

(2)	Amounts represent stock option grants. See Option/SAR Grants in Last Fiscal Year table.

(3)	Number of Awards and Options/SARs adjusted to reflect the three-for-one stock split of the Company’s Common Stock declared by the Board of Directors in December 1999.

(4)	Amounts include life insurance premiums paid by the Company on behalf of the named executive officers.

(5)	Includes tax preparation fees paid for by the Company.

(6)	Includes financial advice fees paid for by the Company.

(7)	Includes $40,279 in country club membership dues reimbursed to the named executive.

(8)	Represents a total of 60,000 shares granted to Mr. Hill pursuant to a Restricted Stock Purchase Agreement. Value is based on the price of the Company’s Common Stock at December 16, 1999 ($25.5625). The shares vest at the rate of 33 1/3% on each of December 16, 2000, December 16, 2001 and December 15, 2002.

(9)	Includes, $2,344 in 1999 relocation expenditures for which the Company reimbursed Mr. Hill.

(10)	Includes commission-based compensation in the amount of $1,517 in 2000.

(11)	Mr. Raghavan joined the Company in January 2001.

(12)	Represents $100,000 sign on bonus.

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(13)	Includes $127,673 as forgiveness of debt by the Company.

(14)	Represents a total of 9,000 shares granted to Mr. Chenault pursuant to a Restricted Stock Purchase Agreement. Value is based on the price of the Company’s Common Stock at December 20, 2001 ($38.70). 50% of the shares vest when the Company achieves a $2.5 billion annual revenue and the remaining 50% vest on January 1, 2006. Should the Company not achieve $2.5 billion annual revenue 100% of the shares will vest on January 1, 2006.

Option/SAR Grants in Last Fiscal Year

The following table provides certain information with respect to stock options granted to the named executive officers in 2001:

	Individual Grants
	Number of Securities Underlying Options/SARs	% of Total Options/ SARs Granted to Employees in Fiscal	Exercise Price per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (#)	Year (1)	($/sh)	Date	5% ($)	10% ($)

Richard S. Hill	100	0.0013%	$28.00	09/20/11	$ 1,761	$ 4,462
	2,583	0.0344%	38.70	12/20/11	62,866	159,314
	297,417	3.9572%	38.70	12/20/11	7,238,601	18,344,036

Robert H. Smith	100	0.0013%	28.00	09/20/11	1,761	4,462
	100,000	1.3305%	38.70	12/20/11	2,433,822	6,167,783

Peter Hanley	100	0.0013%	28.00	09/20/11	1,761	4,462
	100,000	1.3305%	38.70	12/20/11	2,433,822	6,167,783

Asuri Raghavan	295,312	3.9291%	43.25	01/11/11	8,032,396	20,355,668
	4,688	0.0624%	43.25	01/11/11	127,512	323,141
	100	0.0013%	28.00	09/20/11	1,761	4,462
	97	0.0013%	38.70	12/20/11	2,361	5,983
	124,903	1.6618%	38.70	12/20/11	3,039,917	7,703,746

John Chenault	100	0.0013%	28.00	09/20/11	1,761	4,462
	2,583	0.0344%	38.70	12/20/11	62,866	159,314
	147,417	1.9614%	38.70	12/20/11	3,587,868	9,092,361

(1)	Based on a total of 7,515,931 options granted to employees of the Company in 2001, including the named executive officers.

(2)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company’s Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

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Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth certain information with respect to stock options exercised by the named executive officers during 2001, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2001, and the value of “in-the-money” stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2001.

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)(1)
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard S. Hill	310,806	$13,081,127	695,639	880,221	$15,743,612	$9,753,233
Robert H. Smith	108,750	3,893,019	130,070	310,310	2,324,847	2,793,357
Peter Hanley	107,314	4,430,349	456,301	309,950	10,531,646	2,703,014
Asuri Raghavan	109,000	4,578,327	31,290	166,810	895,927	1,289,177
John Chenault	160,000	6,334,668	222,850	365,650	4,323,890	3,441,845

(1)	Calculated on the basis of the last reported sales price per share for the Company’s Common Stock on the Nasdaq National Market System of $39.45 on December 31, 2001.

Employment Agreements

     Mr. Richard S. Hill. The Company and Richard S. Hill are parties to an employment agreement dated October 1, 1998 and amended December 17, 1999 (the “Hill Agreement”), which provides for an initial employment period of three (3) years which automatically extends for additional one-year periods if Mr. Hill is employed on and after December 31 of each year. Mr. Hill’s annual base salary under the Hill Agreement was initially $382,885. As of January 1, 1999, Mr. Hill’s annual base salary was increased to $525,000. As of December 17, 1999, Mr. Hill’s annual base salary was increased to $615,000. As of December 15, 2000, Mr. Hill’s annual base salary was increased to $750,000. In addition, Mr. Hill is eligible to participate in the Company’s benefit plans and to receive perquisites of employment, as established by the Company. In an effort to cut costs in fiscal 2001, Mr. Hill accepted a twenty percent (20%) temporary salary reduction effective August 2001. The Company also agreed to pay the monthly dues, fees and assessments for Mr. Hill’s membership in a golf club, to be selected by Mr. Hill. In March 2000, Mr. Hill repaid the Company in full for two (2) relocation loans. The accrued interest on those loans was forgiven by the Company.

     The Hill Agreement may be terminated by the Company or by Mr. Hill at any time. If the Hill Agreement is terminated by the Company for “Cause” (as defined therein) or by Mr. Hill “Not for Cause” (as defined therein), no further rights to compensation or benefits accrue to Mr. Hill. However, in the event Mr. Hill terminates his employment “Not for Cause,” Mr. Hill (and his qualified dependents) shall receive continued health insurance coverage under the Company’s officer retirement health benefit program, without regard to any age or length of service limitations for that program. If the Hill Agreement is terminated by reason of Mr. Hill’s death, the Company shall continue to pay Mr. Hill’s salary and benefits to Mr. Hill’s estate through the second full month after Mr. Hill’s death. If the Hill Agreement is terminated by reason of Mr. Hill’s disability (as defined therein), the Company shall continue to employ Mr. Hill at sixty-six and two-thirds percent (66 2/3%) of his base salary at the time of disability and shall include Mr. Hill in the Company’s health insurance benefit plans until he reaches age 65. If the Hill Agreement is terminated by the Company “Not for Cause” or if Mr. Hill resigns for “Good Reason” (as defined therein), Mr. Hill will receive (i) the greater of a severance payment equal to two (2) years of his then current base salary, or his base salary through the expiration date of the Agreement, which will be paid to Mr. Hill in the form of salary continuation for two (2) years (the “Severance Period”) payable on the Company’s normal payroll schedule; (ii) annual bonus payments equal to one hundred fifty percent (150%) of his then current base annual salary during the Severance Period, payable in any year in which any bonus payments are made by the Company to any other employees; (iii) payment of health insurance premiums in accordance with the Company’s officer retirement health benefit program without regard to any age or length of service limitations for that program; (iv) continued vesting of his stock options through the Severance Period, with vested options to be exercised within three (3) years following the end of the Severance Period (during which time Mr. Hill will serve as a consultant to the Company); and (v) immediate vesting of his restricted stock award such that the Company’s right to repurchase such restricted stock shall immediately lapse.

     Payments during the Severance Period are conditioned upon Mr. Hill’s observance of certain obligations not to compete with the Company.

     Dr. Peter Hanley. In June 1992, the Company entered into an employment agreement with Peter Hanley pursuant to which the Company retained Dr. Hanley as its Executive Vice President, Sales and Marketing for an annual salary (subject to adjustment) of $200,000, plus a bonus to be determined by the Board of Directors. In August 2001, management approved a 15% temporary salary reduction for the executive officers. Dr. Hanley’s salary was not reduced, because he agreed to delay a scheduled salary increase in lieu of the 15% temporary salary reduction. However, Dr. Hanley did accept a 5% temporary salary reduction in September 2001. In the event the Company terminates Dr. Hanley’s employment without cause, the Company is required to pay Dr. Hanley up to twelve months of salary after the six-month notice period and provide continued life, disability and medical benefits during such period. In the event Dr. Hanley voluntarily terminates his employment, unless he commences employment with a competitor, the Company is required to pay his salary and provide continued benefits during the six-month notice period. In the event of termination of Dr. Hanley’s employment, certain adjustments will be made to the vesting schedule for Dr. Hanley’s options.

     Mr. Asuri Raghavan. In January 2001, the Company entered into an employment agreement with Asuri Raghavan pursuant to which the Company retained Mr. Raghavan as its Executive Vice President of its Surface Integrity Group for an annual base salary (subject to adjustment) of $330,000, plus a one-time hire-on bonus of $100,000 and an additional bonus to be determined by the Board of Directors. In fiscal 2001, Mr. Raghavan accepted a fifteen percent (15%) temporary salary reduction effective August 2001 as part of the Company’s effort to cut costs. If Mr. Raghavan’s employment is terminated other than for cause or if Mr. Raghavan resigns for good reason, the Company is required to pay Mr. Raghavan two years of salary and an annual bonus payment of up to one hundred percent (100%) of Mr. Raghavan’s total target bonus amount. In addition, certain adjustments will be made to the vesting schedule for Mr. Raghavan’s options.

Certain Relationships and Related Transactions

In January 2001, the Company, pursuant to the acquisition of GaSonics International, Inc. (“GaSonics”), assumed the balance of an interest-free loan, which was originally $250,000 made by GaSonics to Mr. Raghavan pursuant to his original offer letter from GaSonics in 1998. In 2001, $127,673 was forgiven pursuant to the terms of the loan. As of December 31, 2001 $15,640 remained under the loan.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee and Stock Option Committee Report, the Report of the Audit Committee and the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be deemed to be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended .

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is to recognize effort, but pay for performance. The Company establishes aggressive goals and objectives at the beginning of each year, and incentivizes its employees and management by awarding a percentage of their compensation based on achieving these goals and objectives. By linking compensation to performance, the Company seeks to ensure that the interests of its employees are closely aligned with those of its shareholders.

     The Company recognizes that competition for qualified personnel within the semiconductor industry is intense. A competitive total compensation package is necessary to attract, motivate, and retain employees of the highest caliber.

Compensation Vehicles

     Compensation at the Company has three (3) principal components: Salary, Cash Bonuses, and Stock Options.

   Salary

     The Company targets base salaries at the 50th percentile of comparable companies within the semiconductor industry as well as other high-technology firms. To ensure this position, the Company consults surveys that track other leading companies, many of whom are included in the JP Morgan H & Q Technology Index. In an effort to cut costs in fiscal 2001, management recommended to the Compensation Committee that the chief executive officer’s salary be temporarily reduced by twenty percent (20%) effective August 2001 and that the salaries of other executive officers be temporarily reduced by fifteen percent (15%) for the same period, except for the president who took a 5% temporary reduction in September 2001. The Committee accepted management’s recommendations and salaries were reduced accordingly.

   Cash Bonuses

     The Company includes all of its employees in the rewards of achieving its financial targets. Profit Sharing is paid to all employees not participating in a separate cash incentive program. Bonus participation is targeted at top management performers within the Company, and payments are designed to be a significant part of compensation. Bonuses are based upon achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan containing growth and profitability targets. Individual objectives depend on the role of each employee, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. Upon the accomplishment of the growth and profitability goals, bonuses are approved by the Board of Directors and distributed to the participating executive officers and employees based on the achievement of their individual performance objectives.

   Stock Options

     In addition to cash bonuses, the Company intends to utilize grants of Restricted Shares and awards of stock bonuses to provide additional long-term incentives for the named executive officers and other employees. Stock option grants offer wealth creation and option guidelines are reviewed annually to ensure their competitiveness. An individual’s participation in the program is based on industry competitive practices, an employee’s individual performance, and the employee’s ranking within the Company. The Company offers these incentives to participating employees in a manner that is consistent with the Company’s long-term goals and objectives through equity ownership.

Performance Measures and CEO Compensation

     The bonus awarded to Richard Hill, the Company’s Chairman and Chief Executive Officer, is based on the same criteria as bonuses for the Company’s other executive officers (namely achievement of corporate goals and individual objectives). Mr. Hill did not receive an annual bonus in fiscal 2001.

     As part of an evaluation of Mr. Hill’s compensation, in December 2001, the Company awarded an option grant to Mr. Hill. In addition, Mr. Hill will continue to be provided health benefits upon termination of his employment without regard to his age or length of service with the Company. Mr. Hill currently has no outstanding loans to the Company.

     Management recommended to the Compensation Committee that Mr. Hill’s salary be temporarily reduced by twenty percent (20%) effective August 2001 as part of an effort to cut costs (with an accompanying fifteen percent (15%) temporary reduction in the salaries of the Company’s other executive officers, except for the president who took a 5% temporary reduction in September 2001). The Compensation Committee accepted management’s recommendation and the salaries of Mr. Hill and the Company’s other executive officers were reduced accordingly.

Compensation Policy Regarding Deductibility

     It is the Company’s policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits the deduction of compensation, except for certain performance-based compensation, paid or accrued with respect to each covered employee to $1 million in any taxable year. In the past, qualifying executive compensation has not been limited under section 162(m) of the Code. It is possible however, based on the performance of the Company’s Common Stock, that the compensation of one or more of the Company’s executive officers could exceed $1 million in any taxable year and thus limit the deductibility by the Company of a portion of such compensation.

     To ensure that executive compensation to be paid under the Senior Executive Bonus Plan is deductible for the purposes of section 162(m), the shareholders of the Company approved the Senior Executive Bonus Plan in 1998. The Company does not expect cash compensation paid to officers subject to section 162(m) to exceed the limitations of section 162(m) for fiscal 2002, and therefore expects all such cash compensation to be deductible.

STOCK OPTION AND COMPENSATION COMMITTEE D. James Guzy Tom Long J. David Litster Glen Possley William R. Spivey

17

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company’s independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent audit, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves in a board-level oversight role where it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee’s members in business, financial and accounting matters.

Review with Management

     The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Auditors

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the independent auditors’ examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Conclusion

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS D. James Guzy Tom Long William R. Spivey

18

Performance Graph

     The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company’s Common Stock since December 31, 1996 with (ii) the cumulative total shareholder return on (a) the Nasdaq Stock Market (U.S. Index) and (b) the JP Morgan H & Q Technology Index. The comparison assumes an investment of $100 on December 31, 1996 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

Measurement Period (Fiscal Year Covered)	Novellus Systems, Inc.	Nasdaq Stock Market — U.S.	JP Morgan H&Q Technology Index

12/96	100.00	100.00	100.00
12/97	119.26	122.48	117.24
12/98	182.70	172.68	182.36
12/99	452.25	320.89	407.27
12/00	397.97	193.01	263.28
12/01	436.86	153.15	181.99

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Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of the Company’s Common Stock as of March 19, 2002 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) each person known by the Company, as of December 31, 2001, to beneficially own more than five percent (5%) of the outstanding shares of its Common Stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total

Richard S. Hill (2)	517,181	*
Peter Hanley (3)	502,924	*
D. James Guzy (4)	376,000	*
John Chenault (5)	236,293	*
Asuri Raghavan (6)	139,745	*
Glen Possley (7)	82,000	*
William R. Spivey (8)	72,000	*
J. David Litster (9)	51,000	*
Tom Long (10)	28,000	*
Robert H. Smith	857	*
Delbert Whitaker	—	*
All officers and directors as a group (16 persons) (11)	2,790,905	1.90%

*	Less than one percent (1%)

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 19, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 145,060,911 shares outstanding on March 19, 2002, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Includes (i) options to purchase an aggregate of 363,188 shares which will be fully vested and exercisable within 60 days of March 19, 2002, (ii) 20,000 shares subject to further vesting restrictions, (iii) 2,942 shares held by Mr. Hill’s spouse, (iv) options to purchase an aggregate of 16,812 shares held by Mr. Hill’s spouse which will be fully vested and exercisable within 60 days of March 19, 2002, and (v) 2,250 shares held by Mr. Hill’s spouse that are subject to further vesting restrictions.

(3)	Includes options to purchase an aggregate of 356,301 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

(4)	Includes options to purchase an aggregate of 28,000 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

(5)	Includes (i) options to purchase an aggregate of 208,222 shares which will be fully vested and exercisable within 60 days of March 19, 2002, and (ii) 9,000 shares subject to further vesting restrictions.

(6)	Includes options to purchase an aggregate of 137,705 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

(7)	Includes options to purchase an aggregate of 64,000 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

(8)	Includes options to purchase an aggregate of 64,000 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

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(9)	Includes options to purchase an aggregate of 46,000 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

(10)	Includes options to purchase an aggregate of 28,000 shares which will be fully vested and exercisable within 60 days of March 19, 2002.

(11)	Includes (i) options to purchase an aggregate of 1,971,717 shares which will be fully vested and exercisable within 60 days of March 19, 2002, (ii) 80,100 shares subject to further vesting restrictions, and (ii) indirect holdings attributable to executive officers in the amount of 92,054 shares.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market. Such officers, directors and ten percent (10%) shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and ten percent (10%) shareholders complied with all Section 16(a) filing requirements applicable to them.

Other Business

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

     Whether or not you expect to attend the Annual Meeting of shareholders in person, you are urged to submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instruction. You may submit your proxy (1) over the internet, (2) by telephone, or (3) by signing, dating and returning the enclosed proxy card and mailing in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the annual meeting. If you send in your proxy card or submit your proxy over the internet or by telephone and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NOVELLUS SYSTEMS, INC., 4000 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE 2001 REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

     THE BOARD OF DIRECTORS

Dated: April 9, 2002

NOVELLUS SYSTEMS

AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the Amended and Restated 1992 Employee Stock Purchase Plan of Novellus Systems, Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan“under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock, no par value, of the Company.

(d) “Company” shall mean Novellus Systems, Inc., a California corporation.

(e) “Compensation” shall mean all regular straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

(f) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(g) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

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(h) “Employee” shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(i) “Exercise Date” shall mean the last day of each offering period of the Plan.

(j) “Offering Date” shall mean the first day of each offering period of the Plan.

(k) “Plan” shall mean this Employee Stock Purchase Plan.

(l) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by overlapping or consecutive offering periods of no more than six (6) months duration until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

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5.	Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company’s payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

(b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

     6. Payroll Deductions.

(a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding fifteen percent (15%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed the lesser of (i) 15% of his aggregate Compensation during said offering period or (ii) $5,000.

(b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

(c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company’s receipt of the new authorization.

     7. Grant of Option.

(a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions to be accumulated during such offering period (not to exceed an amount equal to fifteen percent (15%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date, subject to the limitations set forth in paragraph 3(b) and paragraph 12 hereof. Fair market value of a share of the Company’s Common Stock shall be determined as provided in paragraph 7(b) herein.

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(b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company’s Common Stock on a given date shall be determined by the Board in its good faith discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing bid price or last sale price of the Common Stock for such date, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported on the National Market System of the National Association of Securities Dealers Automated Quotation (NASDAQ) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.

     9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, or to a broker designated by the participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

10.	Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant’s payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

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(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

(d) A participant’s withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan. 12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 4,900,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata —allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

(a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

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(b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the offering period.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stocks resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

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     In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 21) if such amendment would:

7

(a) Increase the number of shares that may be issued under the Plan;

(b) Permit payroll deductions at a rate in excess of the lesser of (i) fifteen percent (15%) of the participant’s Compensation or (ii) $5,000 per offering period;

(c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(d) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

     If any amendment requiring shareholder approval under this paragraph 19 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 21 of the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Shareholder Approval.

(a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

(b) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director, do the following:

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(i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

(ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOVELLUS SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS
May 17, 2002

     The undersigned hereby appoints Richard S. Hill and Robert H. Smith and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 17, 2002 at 8:00 a.m., California time, at the Company’s principal executive offices, 4000 North First Street, San Jose, California, 95134, or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 19, 2002 as the Record Date for determining the shareholders entitled to notice of, and to vote at, the 2002 Annual Meeting and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NOVELLUS SYSTEMS, INC. 4000 N. FIRST STREET SAN JOSE, CA 95134	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Novellus Systems, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NOVPRX	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVELLUS SYSTEMS, INC.

1.	To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

	Nominees: 01) Richard S. Hill 02) D. James Guzy 03) J. David Litster 04) Glen Possley 05) Robert H. Smith 06) William R. Spivey 07) Delbert A. Whitaker	O	O	O	————————————————

Vote On Proposals	For	Against	Abstain

2.	Proposal to ratify and approve an amendment to the Company’s Amended and Restated 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 1,000,000 shares from 3,900,000 shares to 4,900,000 shares.	O	O	O

3.	Proposal to ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2002.	O	O	O

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the meeting.

(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

—————————————————— Signature [PLEASE SIGN WITHIN BOX]	————— Date	—————————————————— Signature (Joint Owners)	————— Date